Exhibit 99.1

AMPRIUS TECHNOLOGIES, INC. 1180 PAGE AVE FREMONT, CA 94538

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 25, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/AMPX2023SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 25, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V19980-S69456 KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMPRIUS TECHNOLOGIES, INC.

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

1.	To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of May 9, 2023, a copy of which is attached as Annex A to this proxy statement/prospectus (the “merger agreement”), by and among Amprius Technologies, Inc. (“Amprius”), Amprius, Inc. (“Holdco”), Combine Merger Sub, Inc., a wholly owned direct subsidiary of Amprius (“Merger Sub I”), and Combine Merger Sub, LLC, a wholly owned direct subsidiary of Amprius (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), pursuant to which Merger Sub I will merge with and into Holdco (with Holdco surviving the merger as a wholly owned subsidiary of Amprius) (the “first merger”), and then Holdco (as the surviving entity of the first merger) will merge with and into Merger Sub II (the “second merger” and, together with the first merger and the other transactions contemplated by the merger agreement, the “mergers”) and the transactions contemplated thereby, including the mergers and the issuance of shares of Amprius’ common stock and non-voting common stock to Holdco’s stockholders, options to purchase shares of Amprius’ common stock to Holdco’s optionholders and warrants exercisable for shares of Amprius’ common stock to Holdco’s warrantholder pursuant to the terms of the merger agreement.	☐	☐	☐

2.	To approve and adopt the amended and restated certificate of incorporation of Amprius, in the form attached as Annex B to this proxy statement/ prospectus, to authorize a new class of non-voting common stock.	☐	☐	☐

3.	To consider and, if necessary, vote upon an adjournment of the Amprius special meeting to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1 and 2.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

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V19981-S69456

AMPRIUS TECHNOLOGIES, INC.

Special Meeting of Stockholders

July 26, 2023 10:00 AM Pacific Time

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Dr. Kang Sun and Sandra Wallach, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AMPRIUS TECHNOLOGIES, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/AMPX2023SM on July 26, 2023 at 10:00 a.m., Pacific Time, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side